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                                                                   Exhibit 10.25

                           HOMETOWN AUTO RETAILERS, INC.
                                831 STRAITS TURNPIKE
                                WATERTOWN, CT O6795




                                                                     May 28,1998

Pride Auto Center, Inc.
2101 Baldwin Street
Waterbury, CN 06706
Attention: Benjamin Graziano, Dealer Principal

Gentlemen:

     This will set forth the agreement under which Hometown Auto Retailers, Inc. ("Purchaser") will purchase, or obtain rights to use, substantially all of the business and assets owned or leased by Pride Auto Center, Inc. ("Seller") in the conduct of its dealership business (the "Business"), other than cash and receivables (the "Acquired Assets").

     1. The Acquired Assets shall include, without limitation, (a) all furniture and fixtures, equipment, tools, lifts, signage, (b) parts inventories and supplies (c) software, manuals, product brochures, business methods and procedures, trade names, vehicle franchises and the customer list of the Business, (d) used cars inventory (e) new car inventory and (f) all of Seller's rights under contracts wherein Seller has agreed to provide to any third party products or services or under which any third party provides products, services, financing or equipment to Seller, including each vehicle manufacturer whose new vehicles are, or at the closing will be, sold or leased by Seller and the Seller's lease with Reynolds & Reynolds it being understood that Seller will retain any reserves previously paid under 1 (f) (the "Assumed Contracts").

     2. The purchase price for the Acquired Assets shall be the sum of the following amounts:

          (a)  $50,000 for the items specified in 1 (a) above
          (b) an amount equal to the book value of all factory fresh parts inventory
          (c)  $500,000 for the items specified in 1(c), above
          (d) an amount equal to the book value of all used car inventory, but in no event more than the lower of the prices specified for any vehicle in the NADA Official Used Car Guide or the Galves Auto Price List
          (e) an amount equal to the aggregate net invoice price (after all hold backs, "Credits") credited to Seller by Chrysler Corp. or any affiliate thereof for all new car inventory.

The above sum shall be payable $55,000 upon the execution hereof and the balance in cash at Closing, except that new car inventory shall be paid through the assumption of "floor plan" obligations, to the greatest extent feasible, and $200,000 thereof shall be payable pursuant to a self amortizing 36 month Promissory Note bearing interest at 8% APR and payable in equal monthly installments commencing one month after the Closing. The Note may be assigned to Benjamin Graziano, per separate agreement and on such other terms and conditions acceptable to Seller's attorney. The $55,000 deposit shall be retained by Seller, as liquidated damages if Purchaser does not close the transaction, except if such



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failure occurs because any of the conditions to Purchaser's obligations set forth in Section 5 are not satisfied.

     3. The Purchaser shall assume all liabilities and obligations of Seller under the Assumed Contracts arising from and after the closing of the transaction contemplated hereby (the "Closing") including Seller's obligations under its "floor planning" finance agreements with respect to all new vehicles in inventory at the Closing it being understood that Purchaser shall have the right to receive all holdbacks from the manufacturers with respect to such vehicles under arrangements now in effect and if any such holdbacks have theretofore been received by Seller they shall be offset against the Purchase Price. All unpaid liabilities of Seller existing at the Closing, including taxes or other liabilities accrued as a result of the transaction contemplated hereby, shall remain the responsibility of Seller. Purchaser shall consider, but shall not be obligated to offer continuing employment to Seller's employees, but, in any event, all compensation, fees or commissions, the cost of any applicable employee benefit plans shall be paid by Seller prior to Closing. Subsequent to the Closing, Purchaser will make available to Seller, without charge, two mid-sized automobiles for two years, provided that Seller or its shareholders shall pay for registration and insurance on such vehicles.

     4. Seller and its Shareholders (who have signed this Agreement at the foot hereof) represent and warrant to Purchaser that Seller at the date hereof and at the Closing (a) has duly authorized the transaction contemplated hereby;
(b) operates its business, uses its assets and occupies its properties in compliance with all material applicable laws, ordinances, rules or regulations, and that Seller has received no notice of violation of any of the foregoing; (c) has obtained all necessary licenses and permits, which will be available to Purchaser upon the consummation of the transaction, and (d) has delivered to Purchaser unaudited financial statements (including balance sheet, profit and loss statement and cash flow statement) for each of the two years ended December 31, 1997 and the three months ended March 31, 1998, each of which fairly presents the results of operation and the financial position of Seller as at and for the periods therein presented in accordance with generally accepted accounting principles, consistently applied. The representations and warranties contained herein shall survive the Closing. In addition, all federal and state income tax and other tax liabilities accrued through the Closing, including liability as a result of the transaction contemplated hereby, shall remain the responsibility of Seller and its Shareholders

     5. The obligations of each party at Closing are subject to (a) the receipt of all third party consents required to transfer assets, assign leases or otherwise consummate the transaction, including consents from each manufacturer whose vehicles are being offered for sale or lease by Seller now or at the Closing and the consent of Reynolds and Reynolds to the assignment of its computer lease to Purchaser; (b) the agreement by every manufacturer whose vehicles are offered for sale or lease by Seller to pay all holdbacks from and after the Closing to Purchaser and not to Seller if not previously adjusted pursuant to paragraph 3; (c) the payment by Chrysler Corp. to Purchaser of $35,000 to be used as moving expenses; (d) the agreement by Chrysler Corp. to accept from Purchaser, for a full and prompt refund of all amounts theretofore paid by Seller, automotive parts acquired by Purchaser from Seller, such return to be permitted on two occasions,once on or, at the option of Purchaser, within ten days following the Closing and the second on or before the first anniversary of the Closing; (e) the closing of an initial public offering of Purchaser's Class A Common Stock; and (f) the performance by the other party of all obligations to be performed at or prior to Closing. Each of us will use our best efforts to obtain all material third-party consents.


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     The obligations of Purchaser are also subject to (a) a review of Seller's business and prospects confirming that there has been no material adverse change to Seller's business or business prospects; and (b) with bulk sales laws or other assurance that Purchaser has no liability for Seller's obligations other than those specifically assumed hereunder.

     6. The Closing shall be held within 30 days of the satisfaction of the conditions specified in Section 5 on such date as is reasonably acceptable to the parties. Pending the Closing the business of Seller shall be operated only in the ordinary course and Seller shall make or enter into no extraordinary transactions nor dispose of any material assets, except as contemplated herein or take any other steps that are not in the ordinary course of business and consistent with past practices without the advance written approval of Purchaser. At its option either party may terminate this agreement if the Closing has not occurred by July 31, 1998.

     7. Until Closing the Seller and Purchaser will make available to the other all information which may be reasonably requested in connection with the transaction.

     8. Until Closing Seller will not, directly or indirectly, solicit, initiate or engage in any discussions with any person (other than the Purchaser) relating to the sale of all or any part of the Business.

     9. Each of the parties shall be responsible for its own counsel, accounting and professional fees and expenses incurred in connection with this agreement and the transactions contemplated hereby. Seller and its Shareholder shall cooperate with Purchaser and its auditors in the preparation of such financial statements.


                                   HOMETOWN AUTO RETAILERS, INC.


                                   By: /s/ Joseph Shaker
                                      ----------------------------
                                      Joseph Shaker, President


Accepted and agreed to
this     day of May, 1998


Pride Auto Center, Inc.


By: /s/ Benjamin Graziano
   ----------------------------------
     Benjamin Graziano, Dealer Manager,


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                                 SHAREHOLDERS CONSENT

     The undersigned, being the holders of all of Seller's outstanding shares, hereby consent to the transaction with Purchaser provided for herein and joins, jointly and severally, in the representations and warranties set forth in
Section 4 above.


                                    /s/ Benjamin Graziano
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